Exhibit 4.1
Execution Copy
EASTMAN KODAK COMPANY,
the GUARANTORS party hereto
and
THE BANK OF NEW YORK MELLON,
as Trustee and Second Lien Collateral Agent
INDENTURE
Dated as of March 15, 2011
10.625% Senior Secured Notes due March 15, 2019

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(Continued)

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(Continued)

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(Continued)

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture

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(Continued)

Page

EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	OID Legend
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Certificate of Beneficial Ownership
EXHIBIT H	Temporary Offshore Global Note Legend
EXHIBIT I	Regulation S Certificate

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     INDENTURE, dated as of March 15, 2011 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among EASTMAN KODAK COMPANY, a New Jersey corporation (as further defined herein, the “Company”), the Guarantors party hereto and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Second Lien Collateral Agent”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $250,000,000 aggregate principal amount of the Company’s 10.625% Senior Secured Notes due March 15, 2019, and, if and when issued, any Additional Notes (as defined below) as provided in this Indenture (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (and in the case of any Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guaranties, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act except as set forth herein.
THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01 Definitions.
     “Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

     “Additional Assets” means any long-term assets or other assets or inventory that are used or useful in a Permitted Business.
     “Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, except that interest may accrue on the Additional Notes from their date of issuance, and any Notes issued in replacement thereof.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Asset Sale” means any sale, lease, transfer or other disposition (including a Sale and Leaseback Transaction) of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:
          (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;
          (2) (x) the disposition by the Company or any Restricted Subsidiary of cash and Cash Equivalents and (y) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) inventory and other assets acquired and held for resale in the ordinary course of business, (ii) damaged, worn out, surplus or obsolete assets and (iii) rights granted to others pursuant to leases or licenses (including licenses or sublicenses of intellectual property);
          (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;
          (4) a transaction subject to Section 5.01;
          (5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

          (6) the issuance of Disqualified or Preferred Stock pursuant to Section 4.06;
          (7) dispositions of accounts receivable and related assets by or to a Securitization Subsidiary in connection with a Permitted Receivables Financing;
          (8) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $25,000,000;
          (9) any Event of Loss; provided that the Net Cash Proceeds in respect thereof shall be deemed Net Cash Proceeds of an Asset Sale for purposes of Section 4.09 to the extent that the Net Cash Proceeds of such Event of Loss exceed $25,000,000;
          (10) the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of business;
          (11) the issuance of Equity Interests of Restricted Subsidiaries that are directors’ qualifying shares or local ownership shares;
          (12) the creation of any Lien permitted by this Indenture;
          (13) the settlement, waiver, release or surrender of claims or litigation rights of any kind (including any settlement with respect to claims involving intellectual property rights); and
          (14) any sale of property to the lessor thereof in connection with a Capital Lease.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.15 to act on behalf of the Trustee to authenticate Notes of one or more series.
     “Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments. For purposes of this definition, a principal payment will be deemed to be scheduled on any date such payment is required pursuant to any mandatory redemption or repurchase provision (but excluding any provision providing for the redemption or repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
     “Board of Directors” means:
          (a) with respect to a corporation, the board of the directors of the corporation or a duly authorized committee thereof;

          (b) with respect to a partnership, the board of directors of the general partner or a duly authorized committee of such partnership or general partner serving a similar function; and
          (c) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrowing Base Amount” means the sum of (a) 85% of the gross book value of the accounts receivable of the Company and its Restricted Subsidiaries as to which the account debtor is organized under, or has its principal place of business or substantially all of its assets located in, the United States of America or Canada plus (b) 65% of the gross book value of the inventory of the Company and its Restricted Subsidiaries that is located in the United States of America or Canada plus (c) 50% of the net book value of the real property of the Company and its Restricted Subsidiaries that is located in the United States of America plus (d) 75% of the net book value of the equipment of the Company and its Restricted Subsidiaries that is located in the United States of America (in each case as of the most recent quarter end, pro forma to give effect to any acquisition or disposition of a Person, division or line of business subsequent thereto and prior to the date of determination).
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Equivalents” means
          (1) United States dollars, or money in other currencies;
          (2) U.S. Government Obligations, or certificates representing an ownership interest in U.S. Government Obligations, with maturities not exceeding one year from the date of acquisition;
          (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any state thereof having capital, surplus and undivided profits in excess of

$500 million whose short-term debt is rated “A-2” (or the then equivalent grade) or higher by S&P or “P-2” (or the then equivalent grade) or higher by Moody’s;
          (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
          (5) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P and maturing within 270 days after the date of acquisition;
          (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above and (7) below; and
          (7) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Company or any of its Subsidiaries conducts business.
     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “CFC” means a “controlled foreign corporation” as defined in the Internal Revenue Code.
     “Change of Control” means:
          (1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless holders of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;
          (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
          (3) during any period of up to 24 consecutive months, commencing before or after the Issue Date, individuals who at the beginning of such 24 consecutive month period constituted the board of directors of the Company, together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of the

Company was approved, either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its entire board of directors in which such individual is named as a nominee for director, by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or
          (4) the adoption of a plan relating to the liquidation or dissolution of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” means, collectively, all assets or property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Agreements as security for the obligations of the Company and the Guarantors under the Notes and the Note Guaranties.
     “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of March 5, 2010, among the Company, the Subsidiaries of the Company party thereto, the Trustee and The Bank of New York Mellon, as collateral agent, as amended, restated, supplemented or otherwise modified from time to time.
     “Collateral Trust Joinder Agreement” means the Collateral Trust Joinder Agreement, dated as of the Issue Date, delivered pursuant to Section 2.3 of the Collateral Trust Agreement.
     “Company” means Eastman Kodak Company, a New Jersey corporation, and any successor in interest thereto.
     “Company Request,” “Company Order” and “Company Consent” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer.
     “Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
          (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of
               (x) the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and
               (y) the Company’s pro rata share of such Person’s net income earned during such period;

          (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;
          (3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
          (4) any net after-tax extraordinary gains or losses;
          (5) any net after-tax non-cash goodwill impairment charges;
          (6) any net after-tax income (or loss) from the early extinguishment of Debt; and
          (7) any net after-tax income (or loss) from Hedging Agreements until such income (or loss) is actually realized (at which time such income (or loss) shall be included).
     In calculating the aggregate net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis, income attributable to Unrestricted Subsidiaries will be excluded altogether.
     “Corporate Trust Office” means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 101 Barclay Street, 8W, New York, New York, 10286, Attention: Corporation Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Credit Agreement” means the amended and restated credit agreement, dated as of March 31, 2009, among the Company, Kodak Canada, Inc., the lenders party thereto, Citicorp USA, Inc., as agent, and the other agents an arrangers party thereto, together with any related documents (including any security documents and guarantee agreements), as such agreement or related documents may be amended, restated, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.
     “Credit Facilities” means one or more (i) credit agreements (including the Credit Agreement) or debt facilities to which the Company and/or one or more of its Restricted Subsidiaries is party from time to time, in each case with banks, investment banks, insurance companies, mutual funds, institutional investors or any other lenders or (ii) indentures, in each case, providing for revolving credit loans, term loans, debt securities, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), swing-line or commercial paper or letters of credit or note facilities, in each case as such agreements or facilities may be amended, restated, modified or supplemented from time to time, including any agreement refinancing the Credit Agreement, whether in the bank or debt capital markets or otherwise (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder).
     “Debt” means, with respect to any Person, without duplication,
          (1) all indebtedness of such Person for borrowed money;
          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers’ acceptances or similar instruments issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;
          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding accounts payable arising in the ordinary course of business;
          (5) all obligations of such Person as lessee under Capital Leases;
          (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
          (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
          (8) the amount of all Permitted Receivables Financings of such Person; and
          (9) all obligations of such Person under Hedging Agreements, if and only to the extent the items (other than letters of credit and obligations referred to in clauses (5), (6), (7), (8) and (9) above) would appear as a liability on a balance sheet in accordance with GAAP.
     The amount of Debt of any Person will be deemed to be:

          (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
          (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;
          (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
          (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person;
          (E) with respect to any Permitted Receivables Financing, (1) the aggregate principal or stated amount of the Debt, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Debt, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer (other than any Securitization Subsidiary) in connection with its purchase of Receivables less the amount of collections received by the Company or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest; and
          (F) otherwise, the outstanding principal amount thereof.
     In no event shall the term “Debt” include (a) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than ten Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (b) obligations in respect of performance, appeal or other surety bonds or completion guarantees or in respect of reimbursement obligations for undrawn letters of credit, bankers’ guarantees or bankers’ acceptances (whether or not secured by a Lien), each incurred in the ordinary course of business and not as a part of a financing transaction, (c) any liability for Federal, state, local or other taxes, (d) any balances that constitute accrued expenses, accounts payable or trade payables in the ordinary course of business, (e) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP or (f) any customer deposits or advance payments received in the ordinary course of business.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

     “Depositary” means DTC, its nominees and successors.
     “Designated Non-Cash Consideration” means consideration which (x) is not cash or Cash Equivalents received by the Company or a Restricted Subsidiary or (y) is not received by the Company or a Restricted Subsidiary at the closing of such Asset Sale that is so designated as Designated Non-Cash Consideration by the Company, setting forth the Fair Market Value thereof as determined in good faith by the Company and the basis of such calculation.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are
          (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or
          (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
     “Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.
     “Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “EBITDA” means, for any period, the sum of
          (1) Consolidated Net Income, plus
          (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

          (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and without duplication:
               (A) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to extraordinary gains or losses; and
               (B) depreciation, amortization and all other non-cash items reducing Consolidated Net Income (other than any such non-cash items in a period which reflect cash payments made or to be made in another period), less all non-cash items increasing Consolidated Net Income (other than any such non-cash items in a period that will result in a cash receipt or a reduction in a cash payment in another period); plus
          (4) without duplication, net after-tax non-recurring losses (minus any net after-tax non-recurring gains), to the extent reducing Consolidated Net Income, plus
          (5) without duplication, the amount of any restructuring charges deducted (and not added back) in such period in computing Consolidated Net Income.
     “Enforcement Action” means the exercise of the First Lien Agent’s rights and remedies in respect of the collateral securing the First-Priority Lien Obligations pursuant to the First-Priority Documents.
     “Equal and Ratable Assets” means, collectively, (i) each Principal Property and (ii) all Equity Interests and all indebtedness of each 1988 Indenture Restricted Subsidiary; provided, in each case, that any such asset shall constitute an “Equal and Ratable Asset” only for so long as, and to the extent that, the granting of a security interest in or a Lien thereon would trigger an obligation on the part of the Company or any Subsidiary, pursuant to Section 1010 of the 1988 Indenture as in effect on the Issue Date, to equally and ratably secure any securities issued pursuant to the 1988 Indenture that are subject to the provisions of such section.
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Equity Offering” means an offering, after the Issue Date, of Qualified Stock of the Company pursuant to an effective registration statement under the Securities Act or pursuant to a transaction exempt from the registration requirements of the Securities Act, other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
     “Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:
          (1) any loss, destruction or damage of such property or asset;

          (2) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;
          (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
          (4) any settlement in lieu of the matters described in clauses (2) or (3) above.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
     “Excluded Property” has the meaning given to such term in the Security Agreement entered into on March 5, 2010.
     “Excluded Subsidiary” means (i) any Immaterial Subsidiary, (ii) any Subsidiary of a Foreign Subsidiary, (iii) any 1988 Indenture Restricted Subsidiary and (iv) any Securitization Subsidiary.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).
     “First Lien Agent” means the agent under the Credit Agreement and any other collateral agent for any First-Priority Lien Obligations.
     “First Lien Secured Parties” has the meaning set forth in the Intercreditor Agreement.
     “First-Priority Documents” means the Credit Agreement, any additional agreement or instrument evidencing any First-Priority Lien Obligation, any guarantee of the obligations under any of the foregoing and any security document securing any of the foregoing.
     “First-Priority Lien Obligations” has the meaning assigned to such term in clause (2) under “Permitted Liens.”
     “First-Priority Liens” means all Liens that secure the First-Priority Lien Obligations.
     “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of
          (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

          (y) the aggregate Fixed Charges during such reference period, excluding (i) amortization of debt issuance costs and (ii) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable notes in accordance with GAAP.
     In making the foregoing calculation,
          (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;
          (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;
          (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;
          (4) pro forma effect will be given to
               (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
               (B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and
               (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
     “Fixed Charges” means, for any period, the sum of

          (1) Interest Expense for such period; and
          (2) the product of
          (x) (i) cash and non-cash dividends paid on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary plus (ii) without duplication, declared, accrued or accumulated on any Disqualified Stock of the Company or a Restricted Subsidiary, in each case except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and
          (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.
     “Foreign Subsidiary” means a Subsidiary that is a CFC or a Subsidiary all or substantially all of the assets of which are Foreign Subsidiaries, and any Subsidiary which would be a CFC except for any alternate classification under Treasury Regulation 301.7701-3, or any successor provisions to the foregoing.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date. Except as otherwise specifically provided for herein, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on such date.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means (i) each Wholly-Owned Domestic Restricted Subsidiary that Guarantees the Notes on the Issue Date and (ii) each other Wholly-Owned Domestic Restricted

Subsidiary that executes a supplemental indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to manage fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement, currency option or other agreement designed to manage fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract, commodity option agreement, commodity swap agreement or any other agreement designed to manage fluctuations in commodity raw material (as defined under the Commodity Exchange Act) prices; provided, that solely for purposes of the definition of “Secured Agreement”, the term “Hedging Agreement” shall mean any interest rate, currency or commodity swap, cap or collar agreements, interest rate, currency or commodity future or option contracts and other similar agreements.
     “Holder” with respect to any Note, means the registered holder thereof.
     “Immaterial Subsidiary” means any Subsidiary that (i) has not Guaranteed any other Debt of the Company or any of its Subsidiaries (other than Permitted Credit Facility Debt) and (ii) together with its Subsidiaries, has total assets (determined in accordance with GAAP but excluding any intercompany receivables from the Company or a Guarantor) of less than $10,000,000, in each case as of the as last day of the fiscal year most recently ended.
     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.09. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale by the Company of the Initial Notes or any Additional Notes.
     “Intercreditor Agreement” means, collectively, (i) the Intercreditor Agreement, dated as of March 5, 2010, among the Second Lien Collateral Agent, the First Lien Agent, the Company and each Guarantor, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and (ii) any other Intercreditor Agreement entered into by the Second Lien Collateral Agent (on terms not less favorable to the Holders) with any First Lien Agent.
     “Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) amortization of debt discount and debt issuance costs (other than any such amortization resulting from the issuance of the Notes or any other Debt Incurred on or prior to the Issue Date), (ii) capitalized interest, (iii) non-cash interest expense (excluding non-cash interest expense attributable to required marking-to-market of obligations under Hedging Agreements or other derivative instruments in accordance with GAAP), (iv) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances and similar instruments, (v) net payments, if any, made (less net payments, if any, received) pursuant to Hedging Agreements (including the amortization of fees), (vi) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries to the extent of such expenses accruing after such Guarantee is called upon and (vii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Company or any Restricted Subsidiary under any Permitted Receivables Financing, as determined on a consolidated basis and in accordance with GAAP.
     “Interest Payment Date” means each September 15 and March 15 of each year, commencing September 15, 2011.
     “Investment” means
          (1) any advance, loan or other extension of credit to another Person,
          (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
          (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
          (4) any Guarantee of any obligation of another Person.
     If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any

Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.
     “Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s (or the equivalent of such ratings from any rating agency that has been substituted for S&P or Moody’s in accordance with the definition of “Rating Agencies”).
     “Issue Date” means the date on which the Initial Notes are originally issued under this Indenture.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means, with respect to any Asset Sale or Event of Loss, the proceeds of such Asset Sale or Event of Loss in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, (ii) proceeds from the conversion of other consideration received when converted to cash and (iii) insurance proceeds and condemnation awards), net of
          (1) brokerage commissions and other fees and expenses related to such Asset Sale or Event of Loss, including fees and expenses of counsel, accountants and investment bankers;
          (2) provisions for taxes paid or payable as a result of such Asset Sale or Event of Loss (taking into account any available tax credits or deductions);
          (3) payments required to be made (i) to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or Event of Loss (except to the extent that the applicable property or assets constitute Collateral) or (ii) to repay Debt outstanding at the time of such Asset Sale or Event of Loss that is secured by a Lien on the property or assets sold or subject to the Event of Loss (except, with respect to property or assets constituting Collateral, to the extent that the Lien securing the applicable Debt ranks equal or junior in priority to the Lien securing the notes or the applicable Note Guaranty); and
          (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Event of Loss, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale or Event of Loss, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

     “1988 Indenture” means the indenture dated as of January 1, 1988 between the Company and The Bank of New York (predecessor in interest to The Bank of New York Mellon), as trustee, as amended or supplemented from time to time.
     “1988 Indenture Restricted Subsidiary” means a “Restricted Subsidiary” as defined in the 1988 Indenture as in effect on the Issue Date; provided, that a Subsidiary shall constitute a 1988 Indenture Restricted Subsidiary only for so long as, and to the extent that, the granting of a security interest in or a Lien on the assets, shares of stock or indebtedness of such Subsidiary would trigger an obligation on the part of the Company or any Subsidiary, pursuant to Section 1010 of the 1988 Indenture as in effect on the Issue Date, to equally and ratably secure any securities issued pursuant to the 1988 Indenture that are subject to the provisions of such section.
     “Non-Recourse Debt” means Debt as to which neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the providers thereof have been notified in writing, or have otherwise agreed, that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary other than the specific asset securing such Debt.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Officer” means, with respect to the Company, the Company’s president, chief executive officer, chief financial officer or treasurer.
     “Officer’s Certificate” means a certificate signed in the name of the Company by an Officer.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “OID Legend” means the legend set forth in Exhibit E.

     “Opinion of Counsel” means a written opinion (reasonably acceptable to the Trustee) from legal counsel. The counsel may be an employee of or counsel to the Company.
     “Paying Agent” refers to any Person authorized by the Company to perform on behalf of the Company the Company’s obligations in respect of payments to be made to Holders in respect of the Notes.
     “Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
     “Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.
     “Permitted Investments” means:
          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
          (2) any Investment in Cash Equivalents;
          (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,
               (A) such Person becomes a Restricted Subsidiary of the Company, or
               (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
          (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.09; provided, that any such Investments received in an Asset Sale in exchange for Collateral shall be pledged as Collateral;
          (5) any Investment acquired solely in exchange for Qualified Stock of the Company;
          (6) Hedging Agreements otherwise permitted under this Indenture;
          (7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) Cash Equivalents or other liquid or portfolio securities pledged as collateral pursuant to Section 4.11, (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of disputes, claims or judgments;
          (8) Investments in Unrestricted Subsidiaries in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $100,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);
          (9) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $25,000,000 outstanding at any time;
          (10) extensions of credit to or on behalf of customers, distributors and suppliers in the ordinary course of business;
          (11) Investments arising as a result of any Permitted Receivables Financing;
          (12) Investments existing on the Issue Date and Investments purchased or received in exchange for any such Investment (which initial Investment is not otherwise permitted under any other clause of this definition); provided, that any additional consideration provided by the Company or any Restricted Subsidiary in any such exchange is permitted pursuant to another clause of this definition;
          (13) Investments in any other Person in an aggregate amount not to exceed $300,000,000 (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments made after the Issue Date in reliance on this clause);
          (14) lease, utility, workers’ compensation, unemployment insurance, performance and other deposits made in the ordinary course of business;
          (15) Investments consisting of the purchase or acquisition of inventory, supplies, materials and equipment in the ordinary course of business;
          (16) prepaid expenses and negotiable instruments held for collection in the ordinary course of business;
          (17) Investments in Persons domiciled in, or substantially all of the assets of which are located in, the People’s Republic of China in an aggregate amount not to exceed $100,000,000 (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments made after the Issue Date in reliance on this clause);
          (18) Investments received in settlement of claims against another Person in connection with (A) a bankruptcy proceeding against such Person, (B) accounts receivable arising from or trade credit granted to, in the ordinary course of business, a financially troubled account debtor and (C) disputes regarding intellectual property rights; and
          (19) Guarantees of Debt permitted to be Incurred under Section 4.06.
     “Permitted Liens” means
          (1) Liens existing on the Issue Date (other than Liens securing Obligations under the Credit Agreement);
          (2) Liens on the Collateral and Liens on assets of Excluded Subsidiaries that are not Guarantors securing:
               (A) the Notes (other than Additional Notes), the Note Guaranties and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee or the Second Lien Collateral Agent under this Indenture or the Security Agreements;
               (B) (1) Debt Incurred under clause (i) of the definition of Permitted Debt (and all Obligations incurred, issued or arising under such secured credit facilities that permit borrowings not in excess of the limit set forth in such clause (i)) and (2) Obligations of the Company and its Subsidiaries under Hedging Agreements and other agreements, including in respect of (x) treasury management services provided by and (y) letters of credit issued by, entered into with lenders under the Debt referred to in the preceding clause (1) or their affiliates (so long as such Persons remain lenders (or affiliates thereof) after entry into such agreements or arrangements) in an aggregate amount for this clause (2) not to exceed the sum of (a) the excess, if any, of the amount of Debt permitted to be Incurred under clause (i) of the definition of Permitted Debt over the amount of Debt actually Incurred under clause (i) of the definition of Permitted Debt plus (b) $100,000,000, which Liens incurred under this clause (B) may, subject to the limitations set forth in the Intercreditor Agreement, be on a first-lien priority basis compared to the liens securing the Notes and the other Obligations referred to in the preceding clause (A) on the terms set forth in the Intercreditor Agreement (collectively and as limited by such limitations, “First-Priority Lien Obligations”);
               (C) Debt (including Additional Notes) the proceeds of which are used substantially simultaneously to repay, redeem, repurchase, refinance or refund, including by way of defeasance, the 2013 Senior Notes; provided, that any such Liens incurred pursuant to this clause (C) shall be on all or a portion of the Collateral and shall have the same priority with respect to the Collateral as the Liens securing the Notes and the Note Guaranties and shall be subordinated to the Liens on the Collateral that secure the First-Priority Lien Obligations on the terms set forth in the Intercreditor Agreement;
          (3) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
          (4) Liens imposed by law, such as landlords’, suppliers’, carriers’, vendors’, warehousemen’s, materialmen’s, workmen’s, repairman’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
          (5) Liens in respect of taxes and other governmental assessments and charges, levies or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;
          (6) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;
          (7) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;
          (8) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business, and any interest of co-sponsors, co-owners or co-developers of intellectual property;
          (9) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;
          (10) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of assets subject thereto;
          (11) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

          (12) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 6.01(6);
          (13) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;
          (14) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement (including Liens securing Acquired Debt of the type described in this clause (14); provided that such Debt was permitted to be incurred under this Indenture);
          (15) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;
          (16) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;
          (17) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing in accordance with Section 4.06(b)(xv);
          (18) Liens on assets of Foreign Restricted Subsidiaries securing Debt of such Foreign Restricted Subsidiaries or other obligations of such Foreign Restricted Subsidiaries permitted under this Indenture;
          (19) extensions, renewals or replacements of any Liens referred to in clauses (1), (2)(a), (2)(c), (14), (15) or (16) in connection with the refinancing of the obligations secured thereby, provided that (x) such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased and (y) in the case of Liens on Collateral, such Lien has the same or lower priority as the Lien being extended, renewed or replaced;
          (20) Liens on Equal and Ratable Assets so long as the Notes have been secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured;
          (21) Liens securing obligations in an aggregate amount not to exceed $25,000,000 at any time outstanding;
          (22) Liens securing Debt or other obligations of the Company or any Guarantor owing to the Company or another Guarantor;
          (23) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases (other than Sale and Leaseback Transactions) entered into by the Company or a Restricted Subsidiary in the ordinary course of business;
          (24) Liens on assets set aside or deposited to defease Debt pursuant to the terms thereof, which defeasance is otherwise permitted under this Indenture; and
          (25) Liens on the Collateral securing Debt (including Additional Notes) in an aggregate amount not to exceed $200,000,000 at any time outstanding; provided, that any such Liens shall have the same priority with respect to the Collateral as the Liens securing the Notes and the Note Guaranties and shall be subordinated to the Liens on the Collateral that secure the First-Priority Lien Obligations on the terms set forth in the Intercreditor Agreement.
     “Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “Principal Property” means any manufacturing plant or manufacturing facility which is (i) located within the continental United States of America and (ii) in the opinion of the Board of Directors of the Company materially important to the total business conducted by the Company and its Subsidiaries that own Principal Properties, taken as a whole; provided, that no such manufacturing plant or manufacturing facility shall constitute a “Principal Property” unless the pledge thereof to secure the Notes or the Note Guaranties would trigger an obligation on the part of the Company or any Restricted Subsidiary to equally and ratably secure the Company’s existing unsecured public bonds.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).
     “Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper) and whether or not earned by performance.
     “Redemption Date” when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture.
     “Redemption Price” when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the September 1 or March 1 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit I hereto.
     “Responsible Officer” when used with respect to the Trustee means any officer in the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Legend” means the legend set forth in Exhibit C.

     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring the applicable Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease (other than a Capital Lease) of property previously transferred by such Person to the lessor.
     “SEC” means the Securities and Exchange Commission.
     “Second-Priority Documents” means, collectively, (a) this Indenture, the Notes, the Note Guaranties, the Security Agreements, the Collateral Trust Agreement, each Collateral Trust Joinder Agreement and the other “Second Lien Note Documents” (as defined in the Collateral Trust Agreement), (b) the “New Second Lien Documents” (as defined in the Collateral Trust Agreement) and (c) each of the other agreements, documents and instruments providing for or evidencing any Second-Priority Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Priority Lien Obligation, including pursuant to the Security Agreements and any intercreditor or joinder agreement among holders of Second-Priority Lien Obligations (or binding upon one or more of them through their representatives), including, without limitation, the Collateral Trust Agreement to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time.

     “Second-Priority Lien Obligations” means (a) all Obligations in respect of the Notes and the Note Guaranties and all other obligations of the Company and the Guarantors, if any, from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any post-petition interest) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any insolvency proceeding with respect to the Company or any Guarantor, regardless of whether allowed or allowable in such proceeding), of the Company and the Guarantors under this Indenture and the other “Second Lien Note Documents” (as defined in the Collateral Trust Agreement) owing to the holders of such obligations (in their capacity as such) and (b) subject to Section 2.3 of the Collateral Trust Agreement, any “New Second Lien Obligations” (as defined in the Collateral Trust Agreement).
     “Second-Priority Liens” means all Liens that secure the Second-Priority Lien Obligations.
     “Secured Agreement” means, to the extent that the obligations thereunder are secured by the Collateral pursuant to the First-Priority Documents, any and all agreements and other documents relating to any treasury management services provided by any First Lien Secured Parties and their Affiliates to the Company and any of its Subsidiaries, all agreements evidencing any other obligations of the Company and any of its Subsidiaries owing to any of the First Lien Secured Parties and their Affiliates including, without limitation, all letters of credit issued by any of the First Lien Secured Parties and their Affiliates for the benefit of the Company or any of its Subsidiaries, all Hedging Agreements entered into with the Company or any of its Subsidiaries by any of the First Lien Secured Parties and their Affiliates, and each agreement or instrument delivered by the Company or any Subsidiary of the Company pursuant to any of the foregoing, as the same may be amended from time to time.
     “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
     “Securitization Subsidiary” means a Subsidiary of the Company
          (1) that is designated a “Securitization Subsidiary” by the Board of Directors of the Company,
          (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
          (3) no portion of the Debt or any other obligation, contingent or otherwise, of which

               (A) is Guaranteed by the Company or any Restricted Subsidiary of the Company,
               (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or
               (C) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,
          (4) with respect to which neither the Company nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
     “Security Agreement” means the Security Agreement, dated as of March 5, 2010, among the Company, the Guarantors and the Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.
     “Security Agreements” means (i) the Security Agreement, (ii) the Intercreditor Agreement, (iii) each Collateral Trust Joinder Agreement and (iv) all other security agreements, pledge agreements, collateral assignments and other security documents or other grants or transfers for security or agreements related thereto creating or perfecting (or purporting to create or perfect) a Lien in any assets of any Person to secure the Obligations under the Notes and the Note Guaranties, or under which rights or remedies with respect to such Liens are governed (including the Collateral Trust Agreement), as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.14(a).
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “substantially concurrent” means with respect to any two events, such events occur within 45 days of each other.
     “Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
     “Temporary Offshore Global Note Legend” means the legend set forth in Exhibit H.
     “Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company in accordance with GAAP.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2015; provided, however, that if the period from the Redemption Date to March 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the Issue Date, except as provided by Section 9.05.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “2013 Senior Notes” means the Company’s 7.25% Senior Notes due 2013, issued on October 10, 2003 pursuant to a supplement to the 1988 Indenture.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Unrestricted Subsidiary” means any Subsidiary that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.19.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).
          Section 1.02 Other Definitions.

Defined in
Term	Section
Acceptable Commitment	4.09
Act	13.14
Additional Interest	6.03
Applicable Premium	3.03
Bankruptcy Default	6.01
Defaulted Interest	2.14
Event of Default	6.01
Excess Proceeds	4.09
Expiration Date	13.14
Offer to Purchase	3.05
Outstanding Notes	2.05
Permitted Credit Facility Debt	4.06
Permitted Debt	4.06
Permitted Refinancing Debt	4.06
Place of Payment	4.02
purchase date	3.05

Defined in
Term	Section
purchase amount	3.05
refinance	4.06
Register	2.09
Registrar	2.09
Related Party Transaction	4.10
repurchase deadline	3.05
Restricted Payment	4.07
Reversion Date	4.14
Second Commitment	4.09
Suspended Covenants	4.14
Suspension Period	4.14
          Section 1.03 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
          (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (b) “or” is not exclusive;
          (c) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
          (d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
          (e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);
          (f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.
          (g) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;
          (h) the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”; and

          (i) words in the singular include the plural, and words in the plural include the singular.
ARTICLE 2
THE NOTES
     Section 2.01 Form, Dating and Denominations; Legends. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.
          (b) (1) Except as otherwise provided in Section 2.01(c), Section 2.09(b)(4), the last sentence of Section 2.10(b)(3), the last sentence of Section 2.10(b)(5), or Section 2.10(c), each Initial Note or Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.
               (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
               (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
               (4) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
               (5) Each Note will bear the OID Legend.
          (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) (without the need for public information) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
               (2) after an Initial Note or any Additional Note is sold pursuant to a registration statement that is effective under the Securities Act at the time of such sale or transfer,

the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
          (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.
     Section 2.02 Execution and Authentication; Additional Notes.
          (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
          (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.
          (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the aggregate principal amount not to exceed $250,000,000 and
     (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company; provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number, in each case so long as the Trustee shall have received an Officer’s Certificate specifying
     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be Initial Notes or Additional Notes,
     (C) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4, and

     (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes.
     Section 2.03 Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent in accordance with Section 7.15, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 10) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
          (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04 Replacement of Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05 Outstanding Notes.
          (a) “Outstanding Notes” at any time are all Notes that have been authenticated by the Trustee except for:
     (1) Notes cancelled by the Trustee or delivered to it for cancellation;

     (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
     (3) on or after the maturity date or any Redemption Date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
          (b) A Note does not cease to be an Outstanding Note because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be Outstanding Notes (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as Outstanding Notes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
     Section 2.06 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.07 Cancellation The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08 CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09 Registration, Transfer and Exchange.
          (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. The Trustee is hereby appointed “Registrar” for the purpose of registering the record ownership of the Notes by the Holders and transfers and exchanges of Notes, as provided for herein.
     (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
          (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.09(b)(4).
          (3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
          (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4) of this Section 2.09).
     (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
          (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
          (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

          (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10 Restrictions on Transfer and Exchange.
          (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section, Section 2.09 and, if applicable, Section 2.11, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
          (b) Subject to Section 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(2)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)
          (1) No certification is required.
          (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a

Certificated Note or a beneficial interest in a Global Note that either does not bear the Restricted Legend or is no longer subject to the restrictions on transfer set forth in the Restricted Legend, then no certification is required.
          (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note or a beneficial interest in a Global Note that either does not bear the Restricted Legend or is no longer subject to the restrictions on transfer set forth in the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note or a beneficial interest in a Global Note that either does not bear the Restricted Legend or is no longer subject to the restrictions on transfer set forth in the Restricted Legend, is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
          (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate if such transfer occurs prior to the termination of the Rule 144 holding period for the applicable Certificated Notes.
          (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
        (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

          (1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
          (2) sold pursuant to a registration statement that is effective under the Securities Act at the time of such transfer or exchange.
          Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
          (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
     Section 2.11 Temporary Offshore Global Notes.
          (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
          (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
          (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

          (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
     Section 2.12 Title and Terms.
          (a) The Notes shall be known and designated as the “10.625% Senior Secured Notes due March 15, 2019” of the Company. The final Stated Maturity of the Notes shall be March 15, 2019. Interest on the outstanding principal amount of Notes will accrue at the rate of 10.625% per annum in cash and will be payable semiannually in arrears on each Interest Payment Date, to Holders of record at the close of business on each Regular Record Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date (except as provided in the definition of “Additional Notes”); provided that if any Note is surrendered for exchange on or after a Regular Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.
          (b) Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          (c) All the Notes shall vote and consent together on all matters as one class, and none of the Notes will have the right to vote or consent as a class separate from one another on any matter.
     Section 2.13 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 2.14) interest on such Note, whether at Stated Maturity, any Redemption Date, purchase date or otherwise, and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.
     Section 2.14 Payment of Interest Rights Preserved.
     Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, as provided in Section 2.14(a) or Section 2.14(b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed as provided in this Section 2.14(a). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.14(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest, the amount thereof and the Special Record Date and payment date therefor to be delivered to each Holder not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following Section 2.14(b).
          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE
     Section 3.01 Optional Redemption. At any time and from time to time on or after March 15, 2015, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

12-month period
commencing
March 15
in Year	Percentage
2015	105.313%
2016	102.656%
2017 and thereafter	100.000%
     Section 3.02 Redemption with Proceeds of Public Equity Offering. At any time and from time to time prior to March 15, 2014, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a Redemption Price equal to 110.625% of the principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including any Additional Notes, provided that
     (1) in each case the redemption takes place not later than 120 days after the closing of the related Equity Offering, and
     (2) not less than 65% of the original aggregate principal amount of the Notes, including any Additional Notes, remains outstanding immediately thereafter.
     Section 3.03 Other Redemptions. At any time and from time to time prior to March 15, 2015, upon not less than 30 nor more than 60 days’ notice, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium (defined below), plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
(1) 1.0% of the principal amount of such Note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note on March 15, 2015 (as stated in Section 3.01), plus (ii) all required interest payments due on such Note through March 15, 2015 (excluding accrued but unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
     Except as set forth in Sections 3.01, 3.02 and 3.03, the Notes are not redeemable at the option of the Company.
     Section 3.04 Method and Effect of Redemption.
          (a) If the Company elects to redeem Notes, it must notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed by delivering an Officer’s Certificate at least 5 Business Days before the date the notice of redemption in respect thereof is to be sent (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and integral multiples of $1,000 thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the Redemption Date.
          (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (1) the Redemption Date;
     (2) the Redemption Price, including the portion thereof representing any accrued interest;
     (3) the place or places where Notes are to be surrendered for payment of the Redemption Price and the name and address of the Paying Agents (if any);
     (4) that Notes called for redemption must be so surrendered in order to collect the Redemption Price;
     (5) that on the Redemption Date the Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Redemption Date;

     (6) that if any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (7) that if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
          (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the Redemption Date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Commencing on the Redemption Date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
          (d) If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).
          (e) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.
          (f) Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
     Section 3.05 Offer to Purchase.
          (a) An “Offer to Purchase” means an offer by the Company to purchase Notes required by Section 4.09 or Section 4.12 of this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the Offer to Purchase will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
          (b) The Offer to Purchase must state the following:
     (1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;
     (2) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);
     (3) the purchase price, including the portion thereof representing accrued interest;
     (4) a deadline date for tendering notes (the “repurchase deadline”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the repurchase deadline;
     (5) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase;
     (6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;
     (7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase and the name and address of the Paying Agents (if any);
     (8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the repurchase deadline (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
     (9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

     (10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;
     (11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the repurchase deadline, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;
     (12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;
     (13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and
     (14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
          (c) On or prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
          (d) The Company will comply with Section 14(e) under the Exchange Act (including Rule 14e-1 thereunder) and all securities laws, rules, regulations and other applicable laws (to the extent such Section 14(e) or applicable laws, rules and regulations are applicable to such Offer to Purchase) in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4
COVENANTS
     Section 4.01 Payment of Notes.
          (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
          (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
          (c) The Company agrees to pay interest on overdue principal and overdue installments of interest at the rate per annum specified in the Notes.
          (d) Payments in respect of the Notes represented by the Global Notes shall be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address.
     Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served (each, a “Place of Payment”). The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as an initial Place of Payment and as such office of the Company, and appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains a Place of Payment.
     The Company may also from time to time designate one or more other Places of Payment and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the Place of Payment.
     Section 4.03 Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:
          (a) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;
          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and the Trust Indenture Act relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for the earlier of (i) two years after such principal (and premium, if any) or interest has become due and payable and (ii) the date such funds would escheat, shall be paid in the appropriate proportion to the Company upon a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
     Section 4.04 Financial Reports.
          (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company must provide the Trustee and the Holders of the Notes, within 15 days after it is or would be required to file such reports with the SEC with (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent public accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. For the avoidance of doubt, such information and reports referred to in clauses (i) and (ii) above shall not be required to contain separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the notes that would be required under Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC.
          (b) The Company shall be deemed to have complied with this covenant, and shall be deemed to have provided such documents to the Holders, to the extent the Company has filed or furnished documents and reports referred to in clauses (a)(i) and (a)(ii) of this Section 4.04 with the SEC via the EDGAR system or any successor electronic delivery procedures within the time periods specified in Section 4.04(a).
          (c) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (d) Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with this Section 4.04. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.04 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 4.05 Certificates to Trustee.
          (a) The Company will deliver to the Trustee within 90 days after the end of each fiscal year a certificate stating that no Default then exists under this Indenture or, if a Default then exists, specifying the Default and its nature and status; and
          (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
     Section 4.06 Limitation on Debt and Disqualified or Preferred Stock.
          (a) The Company
               (i) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
               (ii) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);
provided that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1.0.
          (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

               (i) (A) Debt of the Company or any Restricted Subsidiary pursuant to Credit Facilities (“Permitted Credit Facility Debt”); provided that the aggregate principal amount of such Debt at any time outstanding shall not exceed (x) the greater of (i) $500,000,000 minus any amount of such Debt permanently repaid under Section 4.09(a)(iii)(A)(1) and (ii) the Borrowing Base Amount minus (y) the amount of any Permitted Receivables Financing outstanding, and (B) Guarantees of such Debt by the Company or any Restricted Subsidiary;
               (ii) Debt of the Company or any Restricted Subsidiary (other than a Securitization Subsidiary) to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor and the obligee is not the Company or a Guarantor, is subordinated in right of payment to the notes (it being understood that such subordination need not include payment blockage rights prior to an insolvency or bankruptcy);
               (iii) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes);
               (iv) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt, in whole or in part, in an amount not to exceed the principal amount and accrued interest of the Debt so refinanced, plus premiums, commissions, costs, fees and expenses; provided that:
                    (A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,
                    (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,
                    (C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor unless such Restricted Subsidiary was an obligor on the Debt being refinanced, and
                    (D) Debt Incurred pursuant to clauses (i), (ii), (v), (vi) and (x) through (xix) may not be refinanced pursuant to this clause;

               (v) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;
               (vi) Debt of the Company or any Restricted Subsidiary with respect to letters of credit, bank guarantees, and bankers’ acceptances issued in the ordinary course of business, including letters of credit supporting performance, surety or appeal bonds, and indemnification, adjustment of purchase price (including earn-outs) or similar obligations incurred in connection with the acquisition or disposition of any stock, business or assets;
               (vii) (i) Acquired Debt; provided that after giving effect to the Incurrence thereof, (x) the Company could Incur at least $1.00 of Debt under the proviso set forth in paragraph (a) above or (y) the Fixed Charge Coverage Ratio would not be less than the Fixed Charge Coverage Ratio immediately prior to such Incurrence and (ii) other Acquired Debt in an aggregate principal amount not to exceed $25,000,000 at any time outstanding less the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause (ii);
               (viii) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (iv)(D) of this Section 4.06(b), not otherwise constituting Permitted Debt);
               (ix) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction or improvement of property for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (A) $200,000,000 less (B) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;
               (x) Debt of any Restricted Subsidiary organized under the laws of, or substantially all of the business of which is conducted in, the People’s Republic of China in an aggregate amount not to exceed $200,000,000 at any time outstanding;
               (xi) Debt of Kodak International Finance Limited, a company organized and existing under the laws of England, Incurred to finance its short term working capital needs, in an aggregate amount not to exceed $100,000,000 at any time outstanding;
               (xii) Debt of the Company or any Restricted Subsidiary consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this Section 4.06;

               (xiii) Debt consisting of Guarantees of amounts owing by customers of the Company and its Subsidiaries under equipment and vendor financing programs in an aggregate amount not to exceed $75,000,000 at any time outstanding;
               (xiv) Debt of any Foreign Restricted Subsidiary in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;
               (xv) any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed (A) the greater of (1) $500,000,000 and (2) the Borrowing Base Amount minus (B) the amount of Debt Incurred under clause (i) outstanding at such time;
               (xvi) Debt of the Company or any Guarantor Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
               (xvii) Debt consisting of Guarantees of obligations (other than Debt) of suppliers, licensors or franchisees in the ordinary course of business;
               (xviii) Debt of the Company or a Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease or discharge the Notes as set forth under Article 10; and
               (xix) Debt of the Company or a Restricted Subsidiary consisting of Guarantees in respect of obligations of joint ventures as to which the Company or a Restricted Subsidiary is a joint venture partner; provided that the aggregate principal amount of Debt incurred pursuant to this clause (xix) shall not exceed $100,000,000 outstanding at any time.
          (c) Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this Section 4.06, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 4.06. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.
          (d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.06, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section 4.06, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.06 at any time; provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (b)(i) of this Section 4.06. For purposes of determining any particular amount of Debt described in this Section 4.06, Guarantees, liens or obligations, in each case, in support of letters of credit supporting Debt shall not be included to the extent such letters of credit are included in the amount of Debt.
          (e) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt of the same class will not be deemed to be an Incurrence of Debt for purposes of this Section 4.06 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt.
          (f) Neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guaranty, as the case may be, to the extent and in the same manner as such Debt is subordinated to other Debt. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt otherwise permitted hereunder. For purposes of this Indenture (i) unsecured Debt shall not be deemed subordinated or junior to secured Debt merely because it is unsecured and (ii) senior Debt shall not be deemed subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral.
     Section 4.07 Limitation on Restricted Payments.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
               (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;
               (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except (A) (x) a payment of interest or principal at Stated Maturity or (y) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value, or the payment of Subordinated Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of such repayment, redemption, repurchase, defeasance or other acquisition or retirement for value and (B) any prepayment, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Debt Incurred under Section 4.06(b)(ii); or
               (iv) make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio set forth in the proviso to Section 4.06(a), and
     (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to Section 4.07(c), exceed the sum of
          (A) 50% of the aggregate amount of the Consolidated Net Income accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus
          (B) subject to Section 4.07(c), the aggregate net cash proceeds and Fair Market Value of any property or assets received by the Company (other than from a Subsidiary) on or after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, plus
          (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
          (x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this Section 4.07(a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), plus
          (y) the portion (proportionate to the Company’s or Restricted Subsidiary’s, as applicable, equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this Section 4.07(a), plus
          (D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this Section 4.07(a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), not to exceed the amount of such Investment so made.
The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets, as determined in good faith by the Board of Directors of the Company or an executive officer of the Company, whose determination will be conclusive and, if made by the Board of Directors of the Company, evidenced by a Board Resolution.
          (b) The foregoing will not prohibit:
               (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.07(a);
               (ii) the accrual, declaration and payment of dividends or distributions by a Restricted Subsidiary, on a pro rata basis or on a basis more favorable to the Company or to the Restricted Subsidiary that is the parent of such Restricted Subsidiary, as the case may be, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;
               (iii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt or Disqualified Stock with the proceeds of, or in exchange for, Permitted Refinancing Debt;
               (iv) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;

               (v) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt or Disqualified Stock of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;
               (vi) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;
               (vii) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5,000,000;
               (viii) the repurchase of any Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof in the event of (A) a change of control pursuant to a provision not materially more favorable to the holders thereof than Section 4.12 or (B) an Asset Sale pursuant to a provision not materially more favorable to the holders thereof than Section 4.09, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes that were validly tendered for payment in connection with the Offer to Purchase;
               (ix) other Restricted Payments in an aggregate amount not to exceed $125,000,000;
               (x) repurchases or other acquisitions of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock or restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;
               (xi) the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions or the payment of cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;
               (xii) in connection with any acquisition by the Company or by any of its Restricted Subsidiaries, the receipt or acceptance of the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn-outs and similar obligations);

               (xiii) the distribution of rights pursuant to any customary shareholder rights plan or the redemption of such rights in accordance with the terms of any such shareholder rights plan; and
               (xiv) payments or distributions to stockholders of a Person acquired by the Company or a Restricted Subsidiary (the shareholders of which are not Affiliates of the Company) pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary;
provided that, in the case of clauses (vii) and (ix) no Default has occurred and is continuing or would occur as a result thereof.
          (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of Section 4.07(a) only to the extent they are not applied as described in clause (iv), (v) or (vi) of Section 4.07(b). Restricted Payments permitted pursuant to clause (i), (ii) (but only to the extent paid to Persons other than the Company or a Restricted Subsidiary), (vii) and (ix) of Section 4.07(b) will be included in making the calculations under clause (3) of Section 4.07(a), and Restricted Payments permitted pursuant to any other clause of Section 4.07(b) shall be excluded in the making of such calculation.
     Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) Except as provided in Section 4.08(b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:
               (i) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;
               (ii) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;
               (iii) make loans or advances to the Company or any other Restricted Subsidiary; or
               (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
          (b) The provisions of Section 4.08(a) do not apply to any encumbrances or restrictions

               (i) existing on the Issue Date in the Credit Agreement, this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are (as determined in good faith by the Company), taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
               (ii) existing under or by reason of applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case, issued or imposed by a governmental authority;
               (iii) existing
                    (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary (including those existing by reason of Acquired Debt), or
                    (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (x) are not applicable to any other Person or the property or assets of any other Person (other than the Subsidiaries of the Person so acquired) and (y) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
               (iv) of the type described in clause (iv) of Section 4.08(a) arising or agreed to in the ordinary course of business (including Debt permitted to be incurred, as set forth under Section 4.06, that imposes such restrictions) (A) that restrict in a customary manner the subletting, assignment, licensing or transfer of any property or asset that is subject to a lease, license or other agreement or (B) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;
               (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by this Indenture;
               (vi) consisting of customary restrictions pursuant to any Permitted Receivables Financing;

               (vii) contained in the terms governing any Debt permitted under this Indenture if (as determined in good faith by the Company) (A) the encumbrances or restrictions are ordinary and customary for a financing of that type and (B) the encumbrances or restrictions either would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the Notes or any Guarantor to make payments in respect of its Note Guaranty;
               (viii) required pursuant to this Indenture;
               (ix) consisting of customary provisions in joint venture agreements, leases, licenses, purchase and sale or merger agreements and other agreements entered into in the ordinary course of business;
               (x) that exist as a result of Permitted Liens;
               (xi) under any customary provisions with respect to cash or other deposit or net worth requirements under agreements, instruments or contracts entered into in the ordinary course of business;
               (xii) under any agreement, instrument or contract entered into in connection with the incurrence of Debt of the type described in Section 4.06(b)(xvi); or
               (xiii) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
     Section 4.09 Limitation on Asset Sales.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:
               (i) The Asset Sale is for at least Fair Market Value, as determined in good faith by the Company in a manner consistent with its customary practices.
               (ii) At least 75% of the consideration (the valuation thereof to be reasonably determined by the Company) consists of cash or Cash Equivalents received at closing, which cash or Cash Equivalents shall be pledged as Collateral to the extent the assets disposed of were (or were required to be) Collateral. For purposes of this clause (ii), (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt or other obligations subordinated by their terms in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing and (B) any Designated Non-Cash Consideration received by the Company or a Restricted Subsidiary having an aggregate Fair Market Value (measured at the time received and without giving effect to any subsequent change in value), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) that has not been transferred, sold or otherwise exchanged for, or otherwise converted into, cash, not to exceed 5.0% of the Total Assets of the Company and its Restricted Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, shall be considered cash received at closing.
               (iii) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used at the Company’s option:
                    (A) to permanently repay (1) First-Priority Lien Obligations of the Company or a Guarantor or, if the assets disposed of were not (and were not required to be) Collateral, any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary or (2) Debt of the type described in Section 4.06(b)(ix) to the extent such Debt is secured by the property or assets that are the subject of such Asset Sale,
                    (B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire Additional Assets; provided that to the extent the assets disposed of were (or were required to be) Collateral, the assets acquired shall be pledged as Collateral, or
                    (C) any combination of clauses (A) through (B) above,
provided that, in the cases of this clause (iii), a binding commitment shall be treated as a permitted application of Net Cash Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) or applies such Net Cash Proceeds in accordance with clause (A), (B) or (C) above within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute Excess Proceeds.

               (iv) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (iii) of this Section 4.09(a) within 360 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $50,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Company must, within 60 days, make an Offer to Purchase Notes having a principal amount equal to
                    (A) accumulated Excess Proceeds, multiplied by
                    (B) a fraction (1) the numerator of which is equal to the outstanding principal amount of the Notes and (2) the denominator of which is equal to the outstanding principal amount of the Notes and all Debt secured by Liens on the Collateral of the same priority as the Liens securing the Notes similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to, but excluding, the date of purchase. If the Offer to Purchase is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, the amount of the Excess Proceeds will be reset at zero, and any previously deemed Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.
          (b) The Company will comply with Section 14(e) under the Exchange Act (including Rule 14e-1 thereunder) and all securities laws, rules, regulations and other applicable laws (to the extent such Section 14(e) or applicable laws, rules and regulations are applicable to such Offer to Purchase) in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
          (c) Pending the application of any such Excess Proceeds, the Company or such Restricted Subsidiary may use such Excess Proceeds to temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Excess Proceeds in cash or Cash Equivalents.
     Section 4.10 Limitation on Transactions with Affiliates.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into, renew or extend any transaction or arrangement, including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable, taken as a whole, to the Company or the Restricted

Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.
          (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50,000,000 must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, unless there are no members of the Board of Directors of the Company that are disinterested in the subject matter of the transaction, in which case such transaction must be approved by a majority of the Board of Directors of the Company.
          (c) The foregoing paragraphs do not apply to
               (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;
               (ii) the payment of reasonable and customary regular fees to, and the reimbursement of expenses of, directors of the Company who are not employees of the Company;
               (iii) any Restricted Payments of a type permitted under Section 4.07(a);
               (iv) transactions or payments pursuant to any employee, officer or director compensation, benefit plans, collective bargaining agreement or other similar arrangements (including vacation, health, insurance, deferred compensation, retirement, savings, severance, change of control payments and incentive arrangements or other similar plans) entered into in the ordinary course of business;
               (v) transactions entered into as part of a Permitted Receivables Financing;
               (vi) transactions pursuant to any contract or agreement in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;
               (vii) indemnification or similar arrangements (including director and officer liability insurance) for officers, directors, employees or agents of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, contractual or statutory provisions;
               (viii) any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or any of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of the Company or Restricted Subsidiaries, on the other hand;

               (ix) loans and advances to directors, employees or officers made in the ordinary course of business in compliance with applicable laws, provided that such loans and advances do not exceed $25,000,000 in the aggregate at any one time outstanding;
               (x) transactions with Persons who are Affiliates of the Company solely as a result of the Company’s or a Restricted Subsidiary’s Investment in such Person; and
               (xi) any transactions as to which the Company has obtained a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.
     Section 4.11 Limitation on Liens.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.
          (b) If the Company or any Guarantor creates any additional Lien to secure any First-Priority Lien Obligations upon any asset that is not at the time Collateral, it must promptly (and in no event more than two Business Days thereafter) grant a second priority Lien upon such asset as security for the Notes or Note Guaranty, such that the applicable asset becomes Collateral.
     Section 4.12 Repurchase of Notes upon a Change of Control.
          (a) Not later than 30 days following a Change of Control, unless the Company has previously or concurrently delivered a redemption notice with respect to all Outstanding Notes as set forth under Section 3.01, the Company will make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to, but excluding, the date of purchase.
          (b) The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements applicable to an Offer to Purchase upon a Change of Control.
          (c) Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Offer to Purchase.
     Section 4.13 Limitation on Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted

Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.
     Section 4.14 Limited Applicability of Covenants when Notes are Rated Investment-Grade.
          (a) During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.08, 4.09, 4.10 or clause (3) of Section 5.01(a) (the “Suspended Covenants”).
          (b) Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment as set forth in Section 4.07 following the Reversion Date (as defined below).
          (c) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of Section 4.14(a), and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of Section 4.14(a) is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.
          (d) On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to Section 4.06(b)(viii). For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of Section 4.07(a), calculations under Section 4.07 shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under clause (3) of Section 4.07(a); provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments.
For purposes of Section 4.09, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.
Notwithstanding the foregoing, neither (i) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (ii) the performance of any such obligations, shall constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default; provided that (x) the Company and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade Rating and (y) the Company reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade.
     Section 4.15 Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.09 or Article 5.
     Section 4.16 Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
     Section 4.17 Maintenance of Properties and Insurance.
          (a) The Company will cause all material assets necessary in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.17 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such assets or disposing or abandoning of any of them, if such discontinuance, disposal or abandonment is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          (b) The Company will maintain, and will cause each of its Restricted Subsidiaries to maintain (either in the Company’s name or in such Subsidiary’s own name) insurance on all their respective properties consistent with the insurance maintained on the Issue Date or otherwise in at least such amounts (with no materially greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute owning similar properties in such area and engaged in the same or a similar business, in either case, to the extent available to the Company and its Restricted Subsidiaries on commercially reasonable terms, provided that the Company and its Restricted Subsidiaries may self-insure to the extent consistent with prudent business practices.
     Section 4.18 Additional Note Guaranties. If (a) the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Restricted Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or (b) any Wholly Owned Domestic Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, such Wholly Owned Domestic Restricted Subsidiary must provide a Note Guaranty within 30 days after such acquisition or creation or after the date on which such Subsidiary ceases to be an Excluded Subsidiary, as the case may be, by executing the Supplemental Indenture attached hereto as Exhibit B.
     Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:
               (i) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary (other than any Subsidiary of such Subsidiary that is also being designated to be an Unrestricted Subsidiary) or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary (other than any Subsidiary of such Subsidiary that is also being designated to be an Unrestricted Subsidiary);
               (ii) At the time of the designation, the Investment by the Company and its Restricted Subsidiaries in such Subsidiary would be permitted under Section 4.07 as provided in clause (i) of Section 4.19(c);
               (iii) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07;
               (iv) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.10; and

               (v) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.
Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 4.19(b).
          (b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 4.19(a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 4.19(d).
               (ii) The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
          (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
               (i) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time; provided that Investments held by any Person prior to the time such Person becomes a Subsidiary that (A) are Permitted Investments of the type described in clause (8), (9), (13) or (17) of the definition thereof, or (B) are made pursuant to Section 4.07(a) will not be deemed to be Investments at the time such Person becomes a Subsidiary and is designated an Unrestricted Subsidiary;
               (ii) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;
               (iii) all existing transactions between it and the Company or any Restricted Subsidiary not described in clauses (i) and (ii) of this Section 4.19(c) will be deemed entered into at that time;
               (iv) it is released at that time from its Note Guaranty (if any), and Liens on its assets securing its Note Guaranty (if any) are released; and
               (v) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.
          (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

               (i) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.09;
               (ii) Investments therein previously made as Restricted Payments under Section 4.07 will be credited thereunder;
               (iii) it may be required to issue a Note Guaranty pursuant to Section 4.18 and grant Liens on its assets pursuant to the Security Agreements and/or Section 12.04; and
               (iv) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.
          (e) Any designation by the Board of Directors of the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with this Section 4.19.
     Section 4.20 Further Assurances; Collateral Inspections.
          (a) The Company and each of the Guarantors will make, execute, endorse, acknowledge, file, record, register and/or deliver such agreements, documents, instruments, and further assurances (including, without limitation, Uniform Commercial Code financing statements, mortgages, deeds of trust, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements and control agreements), and take such other actions, as may be required under applicable law or as the Trustee or the Second Lien Collateral Agent may deem reasonably appropriate or advisable to create, perfect, preserve or protect the security interest in the Collateral of the secured parties under the Security Agreements, all at the Issuer’s expense, but in each case subject to the limitations specified in the Security Agreements.
          (b) Upon written request of the Trustee or the Second Lien Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause the Guarantors to, subject to such party entering into a reasonable and customary confidentiality agreement, permit the Trustee or the Second Lien Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Trustee or the Second Lien Collateral Agent, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and each Guarantor, to review, make extracts from and copy the books and records of the Company and the Guarantors relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and the Guarantors.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS
     Section 5.01 Consolidation, Merger or Sale of Assets by the Company.
          (a) The Company will not:
               (i) consolidate with or merge with or into any Person, or
               (ii) sell, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or
               (iii) permit any Person to merge with or into the Company unless
               (1) either (x) the Company is the continuing or surviving Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, the Notes and the Security Agreements;
               (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
               (3) immediately after giving effect to the transaction on a pro forma basis, either (x) the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio set forth in the proviso to Section 4.06(a) or (y) the Fixed Charge Coverage Ratio of the Company or the resulting, surviving or transferee Person would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; and
               (4) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel (subject to customary exceptions and qualifications), each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;
provided, that the foregoing clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) to any consolidation or merger if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of such consolidation or merger is to change the jurisdiction of incorporation of the Company. Any sale or other disposition of assets by Subsidiaries which would constitute substantially all of the assets of the Company and its Subsidiaries, taken as whole, would be subject to the provisions set forth above.
          (b) Upon the consummation of any transaction effected in accordance with the provisions of Section 5.01(a), if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the assets of the Company and its Subsidiaries, the predecessor company shall not be released from any of the obligations or covenants under this Indenture and the Notes, including with respect to the payment of the Notes.
     Section 5.02 Consolidation, Merger or Sale of Assets by a Guarantor.
          (a) No Guarantor may
               (i) consolidate with or merge with or into any Person, or
               (ii) sell, convey, transfer, lease or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or
               (iii) permit any Person to merge with or into such Guarantor unless
               (1) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or that becomes a Guarantor concurrently with the transaction; or
               (2) (A) either (x) the Guarantor is the continuing or surviving Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guaranty, this Indenture and the Security Agreements; and
                    (B) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
               (3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by this Indenture.

               (b) Upon the consummation of any transaction effected in accordance with the provisions of Section 5.02(a), if the Guarantor is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture and the Notes with the same effect as if such successor Person had been named as the Guarantor in this Indenture (unless the Guarantor’s Note Guaranty will be released in connection therewith as set forth in Section 11.09). Upon such substitution, unless the successor is one or more of the Guarantor’s Subsidiaries, the Guarantor will be released from its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the assets of the Guarantor, the predecessor company shall not be released from any of the obligations or covenants under this Indenture and the Notes, including with respect to the payment of the Notes.
     Section 5.03 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.03, shall be provided with an Opinion of Counsel (subject to customary exceptions and qualifications) as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition referred to in Section 5.01 or 5.02 complies with the applicable provisions of this Indenture.
ARTICLE 6
REMEDIES
     Section 6.01 Events of Default. Each of the following constitutes an “Event of Default”:
          (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);
          (2) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;
          (3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.09 or Section 4.12, or the Company or any Guarantor fails to comply with Article 5;
          (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

          (5) there occurs with respect to any Debt of the Company or any of its Subsidiaries having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment at scheduled maturity and, in each case, such defaulted payment is not made, waived or extended within the applicable grace period;
          (6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50,000,000 (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
          (7) an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
          (8) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “Bankruptcy Default”);
          (9) any Note Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or
          (10) (i) the Liens created by the Security Agreements shall at any time not constitute a valid and (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Agreements) perfected Lien on any material portion of the Collateral intended to be covered thereby other than (A) in accordance with the terms of the relevant Security Agreement and this Indenture, (B) in connection with the satisfaction in full of all Obligations under this Indenture or (C) as a result of the release or amendment of any such Lien in accordance with the terms of this Indenture or the Security Agreements, or (ii) any of the

Security Agreements shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Security Agreement), or the enforceability thereof shall be contested by the Company or any Guarantor.
     Section 6.02 Acceleration.
          (a) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (b) The Holders of a majority in principal amount of the Outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Notwithstanding any other provision of this Indenture, if the Company so elects, the sole remedy of the Holders for (x) a failure to comply with any obligations that the Company may have or may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or (y) the Company’s failure to comply with Section 4.04, will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the Notes at a rate per annum: equal to (i) 0.25% for the first 90 days after the occurrence of such failure (which 90th day will be the 150th day after written notice of such failure to comply is provided as set forth above) and (ii) 0.50% from the 91st day to, and including, the 180th day after the occurrence of such failure (“Additional Interest”). Additional Interest will accrue on all Outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the Regular Record Date immediately preceding such Interest Payment Date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above. Unless the context requires otherwise, all references to “interest” contained herein shall be deemed to include Additional Interest.
     Section 6.04 Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the Outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture or the Security Agreements. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Security Agreements, that may involve it in personal liability, or that it determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes; provided, that (x) the rights of the Trustee, in its capacity as Second Lien Collateral Agent, to exercise remedies with respect to the Collateral are subject in all respects to the Collateral Trust Agreement, which provides that the Second Lien Collateral Agent shall at all times act in accordance with the direction of the Majority Holders (as defined in the Collateral Trust Agreement) and (y) the rights of the Second Lien Collateral Agent to exercise remedies with respect to the Collateral are subject in all respects to the Intercreditor Agreement, notwithstanding any directions received from the Holders of the Notes and any other Second-Priority Lien Obligations.
     Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the Collateral, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, the Notes or the Security Agreements, unless:
          (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in aggregate principal amount of Outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture or as Second Lien Collateral Agent under the Security Agreements, as applicable;
          (3) Holders have offered to the Trustee (including in its capacity as Second Lien Collateral Agent) indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder; provided that no Holder may institute any such suit (and shall promptly dismiss such suit upon request by the trustee or Holders of a majority in aggregate principal amount of the Notes), if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Lien of such Indenture upon any property subject to such Lien.
     Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.09 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims, subject to any applicable restrictions set forth in the

Intercreditor Agreement. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6 or from the exercise of remedies with respect to the Collateral, it shall, subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement, pay out the money in the following order:
     First: to the Trustee for all amounts due to it hereunder;
     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Company.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.
     Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14 Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.15 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
THE TRUSTEE
     Section 7.01 Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,
               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that (i) this paragraph does not limit the effect of Section 7.01(a); and (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.03.
     Section 7.02 Notice of Defaults.
          (a) If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
          (b) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any event or of any Default (except default in the payment of monies to the Trustee which are required to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or a certificate which was in fact received), unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall receive from the Company or a Holder at the Corporate Trust Office written notice stating that the same has occurred and is continuing, specifying the same and referencing the Notes and this Indenture, and, in the absence of such knowledge or notice, the Trustee may conclusively assume that the same does not exist, except as aforesaid.
     Section 7.03 Certain Rights of Trustee. Subject to the provisions of Section 7.01:
               (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
               (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order thereof, and any resolution of the Company’s Board of Directors shall be sufficiently evidenced if certified by an Officer as having been duly adopted and being in full force and effect on the date of such certificate;
               (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the Officer’s Certificates of the Company;
               (iv) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
               (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;
               (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make further inquiry or investigation into such facts or matters, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice to the Company and during normal business hours;

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
               (viii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
               (ix) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes willful misconduct, bad faith or negligence;
               (x) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
               (xi) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
               (xii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     Section 7.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.
     Section 7.05 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, it shall not be responsible for any statement in this Indenture or the Notes (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.06 May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.09 and Section 7.14, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
     Section 7.07 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 7.08 Compensation and Reimbursement. The Company and the Guarantors, jointly and severally, agree:
          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence or willful misconduct; and
          (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense (including taxes, other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     The Company’s payment obligations pursuant to this Section 7.08 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Default, the expenses are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.
     Section 7.09 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, within 90 days the Trustee shall either eliminate such conflicting interest, apply to the SEC for permission to continue as Trustee with such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes, or a trustee under any other indenture between the Company and the Trustee.
     Section 7.10 Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.10 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.11 Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee (and the Company shall reimburse the resigning Trustee for any reasonable out-of-pocket expenses that it incurs in connection with any such petition).
          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee (and the Company shall reimburse the Trustee being removed for any reasonable out-of-pocket expenses that it incurs in connection with any such petition).
     If at any time:

               (i) the Trustee shall fail to comply with Section 7.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
               (ii) the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or
               (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
          (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.12, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.12, then, subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 13.03. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 7.12 Acceptance of Appointment by Successor.
          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.
          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.
     Section 7.13 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
     Section 7.14 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 7.15 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

ARTICLE 8
HOLDERS’ LIST AND REPORTS BY THE TRUSTEE AND THE COMPANY
     Section 8.01 The Company to Furnish Trustee Names and Addresses of Holders; Stock Exchange Listing.
          (a) The Company will furnish or cause to be furnished to the Trustee
               (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
               (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 8.01.
          (b) The Company will promptly notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.
     Section 8.02 Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; provided, however, that if and so long as the Trustee shall be the Registrar, the Register shall satisfy the requirements relating to such list. None of the Company, the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.
          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
          (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     Section 8.03 Reports by Trustee. Within 60 days after each May 15, beginning with May 15, 2011, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange, if any, upon which Notes are listed and with the SEC if required by Trust Indenture Act Section 313(d).
ARTICLE 9
AMENDMENT, SUPPLEMENT OR WAIVER
     Section 9.01 Without Consent of the Holders. The Company and the Trustee (including in its capacity as Second Lien Collateral Agent) may amend or supplement this Indenture, the Notes or the Security Agreements without notice to or the consent of any Holder:
          (1) to cure any ambiguity, defect or inconsistency in this Indenture, the Notes or the Security Agreements;
          (2) to comply with Article 5;
          (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;
          (4) to evidence and provide for the acceptance of an appointment by a successor Trustee or Second Lien Collateral Agent;
          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and, in the case of a release, termination or discharge of a Lien securing the Notes, the Collateral Trust Agreement;
          (7) to provide for or confirm the issuance of Additional Notes;
          (8) to conform the text of this Indenture, the Notes or the Security Agreements to any provision of the “Description of Notes” section of the offering memorandum dated March 10, 2011 relating to the offering by the Company of the Notes;
          (9) to add to the covenants of the Company or its Restricted Subsidiaries, as applicable, for the benefit of the Holders of such Notes or to surrender any right or power conferred upon the Company or its Restricted Subsidiaries by this Indenture; or

          (10) to make any other change that does not materially and adversely affect the rights of any Holder.
     Section 9.02 With Consent of Holders.
          (a) Except as otherwise provided in Section 6.07 or Section 9.02(b), the Company and the Trustee (including in its capacity as Second Lien Collateral Agent) may amend this Indenture, the Notes and, subject to the Intercreditor Agreement and the Collateral Trust Agreement, the Security Agreements with the written consent of the Holders of a majority in principal amount of the Outstanding Notes, and the Holders of a majority in principal amount of the Outstanding Notes may waive future compliance by the Company with any provision of this Indenture, the Notes or the Security Agreements, in each case, including consents or waivers obtained in connection with a tender offer or exchange offer for the Notes; provided, that pursuant to the Collateral Trust Agreement, amendments to any of the Security Agreements shall also require the consent of the requisite holders of each other series of Second-Priority Lien Obligations then outstanding (if any), in accordance with the amendment provisions of the Second-Priority Documents governing such other Second-Priority Lien Obligations, except to the extent that any such amendment would only adversely affect the Second-Priority Lien Obligations of a particular series, in which case only the written consent of the requisite holders of such series shall be required.
          (b) Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder affected, an amendment or waiver may not
               (i) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;
               (ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note;
               (iii) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;
               (iv) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest repurchase deadline or purchase date thereunder;
               (v) make any Note payable in money other than that stated in the Note;

               (vi) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;
               (vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;
               (viii) subordinate any Notes to any other obligation of the Company or subordinate any Note Guaranty to any other obligation of the applicable Guarantor;
               (ix) release all or substantially all of the Collateral, except as permitted by this Indenture; or
               (x) make any change in any Note Guaranty that would adversely affect the Holders.
          (c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
          (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 9.03 Effect of Consent.
          (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
          (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

     Section 9.04 Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
     Section 9.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act if required by the Trust Indenture Act as then in effect.
     Section 9.06 Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10
DEFEASANCE AND DISCHARGE
     Section 10.01 Discharge of Company’s Obligations.
          (a) Subject to Section 10.01(b), the Company’s obligations under the Notes and this Indenture, and each Guarantor’s obligations under its Note Guaranty, will terminate if:
     (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 10.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
     (2) (A) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
          (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
          (C) no Default has occurred and is continuing on the date of the deposit,
          (D) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and
          (E) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.
          (b) After satisfying the conditions in clause (1) of Section 10.01(a), only the Company’s obligations under Section 7.08 will survive. After satisfying the conditions in clause (2) of Section 10.01(a), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 4.03, 7.08, 7.11, 10.05 and 10.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture other than the surviving obligations.
     Section 10.02 Legal Defeasance. After the 123rd day following the deposit referred to in clause (1) of this Section 10.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 4.03, 7.08, 7.11, 10.05 and 10.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:
     (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been provided for under irrevocable arrangements satisfactory to the Trustee.
     (2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

     (3) The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.
     (4) The Company has delivered to the Trustee
     (A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x), and
     (B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first-priority security interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.
     (5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.
     (6) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Prior to the end of the 123-day period, none of the Company’s obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.
     Section 10.03 Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1) of Section 10.02, the Company’s obligations set forth in Sections 4.06 through 4.13, inclusive, 4.18, 4.19, and clause (3) of Section 5.01(a), and each Guarantor’s obligations under its Note Guaranty, will terminate, and clauses (3), (4), (5), (6), (9) and (10) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

     (1) The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 10.02; and
     (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.
     Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.
     Section 10.04 Application of Trust Money. Subject to Section 10.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 10.01, 10.02 or 10.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the money or U.S. Government Obligations deposited pursuant to Section 10.01, 10.02 or 10.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
     Section 10.05 Repayment to Company. Subject to Sections 7.08, 10.01, 10.02 and 10.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 10.06 Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 10.01, 10.02 or 10.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the

Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
ARTICLE 11
NOTE GUARANTIES
     Section 11.01 The Guarantees. Subject to the provisions of this Article 11, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a secured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.
     Section 11.02 Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:
          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;
          (b) any modification or amendment of or supplement to this Indenture or any Note;
          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any Guarantor hereunder;
          (d) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;
          (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
          (f) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, any Note or any Security Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or
          (g) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 11.03 Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 11.04 Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 11.05 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 11, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment, so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 11.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 11.07 Limits of Guarantees. Notwithstanding anything to the contrary in this Article 11, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. In addition, each Guarantor and, by its acceptance of the Notes, each Holder hereby acknowledges that the rights and remedies of such Guarantor and Holders are subject to the terms of the Intercreditor Agreement.
     Section 11.08 Execution and Delivery of Note Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.
     Section 11.09 Release of Note Guaranty.
          (a) A Guarantor shall be released from all of its obligations under its Note Guaranty, this Indenture and the Security Agreements (if applicable):
               (i) upon a sale or other disposition (including by way of consolidation, merger, liquidation or dissolution) of the Guarantor following which such Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Company, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture;
               (ii) upon the designation of such Guarantor as an Unrestricted Subsidiary, in accordance with the terms of this Indenture;
               (iii) upon the Guarantor becoming an Excluded Subsidiary; provided, that if the applicable Subsidiary ceases to be an Excluded Subsidiary it shall again become a Guarantor pursuant to Section 4.18;
               (iv) upon defeasance or discharge of the Notes, as provided in Article 10; or
               (v) as provided for in the Intercreditor Agreement (provided that a release pursuant to Section 4.02(b) of the Intercreditor Agreement shall not occur unless such release is also permitted hereunder without giving effect to this clause (v));
and in each case the Company has delivered to the Trustee an Officer’s Certificate, stating that all conditions precedent herein relating to such release have been complied with and that such release is authorized and permitted hereunder.
          (b) If all of the conditions to release contained in this Section 11.09 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any

Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guaranty and the Security Agreements (if applicable).
ARTICLE 12
SECURITY INTEREST
     Section 12.01 Grant of Security Interest.
          (a) The Company’s and the Guarantors’ obligations to pay the principal (and premium, if any) and interest, including Additional Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture and all other obligations of the Company and the Guarantors hereunder, under the Notes, the Note Guaranties and the Security Agreements shall be secured as provided in the Security Agreements.
          (b) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders, without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under the Indenture and the Notes.
          (c) To the extent applicable, within 60 days after each May 15, beginning with May 15, 2011, the Company will comply with Sections 313(b) and 314(b) of the Trust Indenture Act, relating to reports with respect to the Collateral and annual opinions as to the validity of the Liens securing the Notes.
          (d) Each Holder, by its acceptance of the Notes, (i) authorizes and directs the Trustee (x) to enter into the Security Agreements, whether as Trustee or Second Lien Collateral Agent, and to perform its obligations and exercise its rights thereunder in accordance therewith, and (y) to receive for the benefit of the Holders any funds collected or distributed under the Security Agreements to which the Trustee, whether as Trustee or Second Lien Collateral Agent, is a party and to make further distributions of such funds to the Holders according to the provisions of this Indenture and (ii) without limiting the foregoing, consents and agrees to all of the terms and conditions of the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral); provided that if any provision of the Security Agreements limit qualify or conflict with the requirements of the Trust Indenture Act, the Trust Indenture Act will control if this Indenture is required to be qualified under the Trust Indenture Act.
          (e) In acting in its capacity as Second Lien Collateral Agent, the Trustee shall not be (i) deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Second Lien Collateral Agent to the extent that it acts in compliance with the terms and provisions of the Security Agreements and (ii) liable to the Holders for any action taken or omitted in compliance with the terms and provisions of the Security Agreements.

          (f) In the event (i) the Trustee shall receive any written request from the Company, a Guarantor or the Second Lien Collateral Agent under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Second Lien Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Company or a Guarantor of any covenant or any breach of any representation or warranty of the Company or such Guarantor set forth in any Security Agreement, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Second Lien Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Second Lien Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Second Lien Collateral Agent to respond shall be subject to the terms of the Security Agreements. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the Outstanding Notes.
     Section 12.02 Release of Security Interest.
          (a) Upon the occurrence of any of the following events and the delivery by the Company to the Trustee of an Officer’s Certificate (which shall set forth in reasonable detail such event and the Collateral subject to such event) requesting that the Second Lien Collateral Agent’s Liens upon the Collateral subject to such event be released, upon the receipt of such Officer’s Certificate the Trustee shall instruct the Second Lien Collateral Agent to release the Collateral subject to such event (it being understood that any release of Collateral in the circumstances set forth in the following clauses (i) and (ii) shall be applicable only to the Liens that secure the Notes and the Note Guaranties, and not to the Liens securing any other Second-Priority Lien Obligations (if any)):
          (i) upon discharge or defeasance of the Notes as set forth in Article 10;
          (ii) upon payment in full of principal, interest and all other Obligations on the Notes;
          (iii) with the consent of (i) the requisite Holders of the Notes in accordance with Section 9.02, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes and (ii) the requisite Holders of each other series of Second-Priority Lien Obligations then outstanding (if any), in accordance with the amendment or release provisions of the Second-Priority Documents governing such other Second-Priority Lien Obligations, in each case with respect to that portion of the Collateral that is the subject of such consent;

provided, that any release of Collateral that is effective with respect to Second-Priority Lien Obligations of a particular class or series (including the Notes) may be effected with the consent of the requisite holders of such class or series, in accordance with the amendment or release provisions of the documents governing such Second-Priority Lien Obligations;
          (iv) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor to a Person that is not (either before or after the consummation of such sale, transfer or disposition) the Company or a Restricted Subsidiary that is permitted by this Indenture (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Guarantor);
          (v) upon the Incurrence of Debt permitted by Section 4.06(b)(ix) that is secured by a Lien of the type described in clause (14) of the definition of “Permitted Liens”, but only (x) to the extent that the terms of such Debt (or of the Lien securing such Debt) prohibit the existence of a junior Lien on the applicable property and (y) if any First-Priority Lien on the applicable property shall have also been released;
          (vi) upon the release by the First-Priority Secured Parties of their First-Priority Liens on any Collateral in connection with an Enforcement Action (including any sale or other disposition of Collateral pursuant thereto);
          (vii) upon a release by the First-Priority Secured Parties their First-Priority Liens on any Collateral in connection with a release, sale or other disposition of such Collateral that is permitted by the First-Priority Documents (other than in connection with an Enforcement Action or payment in full of the First-Priority Lien Obligations); provided that the release, sale or other disposition of such Collateral is also permitted under the documents governing the Second-Priority Lien Obligations (without giving effect to this clause (vii));
          (viii) with respect to the Second-Priority Liens securing the Note Guaranty of any Guarantor, automatically upon the release of such Guarantor’s Note Guaranty in accordance with this Indenture or the Intercreditor Agreement; and
          (ix) as otherwise provided for in Section 7.1 of the Collateral Trust Agreement.
          (b) The release of the Second Lien Collateral Agent’s Liens in any part of the Collateral shall not be deemed to impair any such Liens in other parts of the Collateral under this Indenture or the Security Agreements or be deemed to be in contravention of the provisions of this Indenture or of any Security Agreement if and to the extent such Liens in such part of the Collateral are released pursuant to the terms of this Indenture and the Security Agreements.

          (c) Whenever any part of or all of the Second Lien Collateral Agent’s Liens upon the Collateral are to be released pursuant to this Section 12.02 and the Security Agreements, the Trustee or the Second Lien Collateral Agent, as applicable, shall, if necessary, execute any reasonable document or termination statement necessary to release, or confirm the release of, such Liens. Nothing set forth in this Section 12.02 shall limit the automatic Lien release provisions of any Security Agreement.
          (d) Any release of Liens pursuant to this Section 12.02 shall occur only in accordance with the requirements set forth in Section 7.1 of the Collateral Trust Agreement.
     Section 12.03 Documents to be Delivered Prior to Release of Security Interest. To the extent applicable, the Company and the Guarantors shall, only if the indenture is qualified under the Trust Indenture Act, comply with Section 314(d) of the Trust Indenture Act relating to the release of property from the Liens in favor of the Second Lien Collateral Agent pursuant to the Security Agreements and to the substitution therefor of any property to be pledged as collateral for the Notes. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Indenture, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
     Section 12.04 Pledge of Additional Collateral; Etc.
          (a) The Company and the Guarantors shall comply with (i) the requirements set forth in the Security Agreement with respect to the pledge of additional Collateral, the perfection of the related security interests and the taking of related actions and (ii) all other covenants, agreements and obligations applicable to them contained in the Security Agreements.
          (b) If the Company or any Guarantor shall at any time hold a fee interest in any parcel of real property that (x) is located in the United States, (y) has a fair market value (as determined in good faith by the Company) of $25,000,000 or more and (z) is not a Principal Property, the Company or the applicable Guarantor shall, at its own expense and within 60 days after the preceding conditions shall have been satisfied, execute and deliver to the Second Lien Collateral Agent, with respect to each such parcel of real property, (i) a real property mortgage in customary form and substance (and substantially similar to that used to grant a security interest in such parcel of real property to secure any First-Priority Lien Obligations) and any other documents or instruments as are required to vest in the Second Lien Collateral Agent, as collateral security for the Second-Priority Lien Obligations, a valid and perfected second priority security interest (subject to Liens permitted under Section 4.11) in such parcel of real property and (ii) a customary survey, title insurance policy and Opinion of Counsel with respect to such parcel of real property and such real property mortgage as applicable.
     Section 12.05 Second Lien Collateral Agent.
          (a) The Bank of New York Mellon is appointed as Second Lien Collateral Agent for the benefit of the Holders of the Notes and shall initially act as Second Lien Collateral Agent under this Indenture and the Security Agreements.
          (b) Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, the Second Lien Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes, all Liens on the Collateral.
          (c) All of the rights, protections, benefits, privileges, indemnities and immunities granted to the Trustee hereunder shall inure to the benefit of the Second Lien Collateral Agent acting hereunder and under the Security Agreements.
     Section 12.06 Replacement of Second Lien Collateral Agent. The Second Lien Collateral Agent may resign or may be removed in accordance with the provisions set forth in the Collateral Trust Agreement.
     Section 12.07 Collateral Trust Agreement. This Article 12 and the provisions of each Security Agreement are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.
     Section 12.08 Agreement for the Benefit of Holders of First-Priority Liens. The Trustee and each Holder of Notes by accepting a Note agrees, that:
          (a) The Liens on the Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subject to and subordinate in ranking to all present and future Liens on the Collateral with a first-priority; and the Intercreditor Agreement will be enforceable by the First Lien Agent, for the benefit of the holders of First-Priority Lien Obligations, until the satisfaction pursuant to the terms thereof of all such Obligations outstanding at the time of such release.
          (b) As among the First Lien Agent, the Trustee, the Second Lien Collateral Agent and the Holders of the Notes and the holders of the First-Priority Lien Obligations, the holders of the First-Priority Lien Obligations and the First Lien Agent will have the sole ability to control and obtain remedies with respect to all Collateral without the necessity of any consent or of any notice to the Trustee, the Second Lien Collateral Agent or any such Holder, subject to the limitations set forth in the Intercreditor Agreement.

     Section 12.09 Notes and Note Guaranties Not Subordinated. The provisions of Section 12.08 are intended solely to set forth the relative ranking, as Liens, of the Liens on the Collateral securing the Notes and the Note Guaranties as against the Liens on the Collateral securing the First-Priority Lien Obligations. The Notes and the Note Guaranties are senior obligations of the Company and the Guarantors. Neither the Notes and the Note Guaranties nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies in respect of the Collateral, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of Section 12.08, in any respect subordinated, deferred, postponed, restricted or prejudiced.
ARTICLE 13
MISCELLANEOUS
     Section 13.01 Trust Indenture Act of 1939.
          (a) Except as otherwise provided herein, the Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. Any terms incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by any Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act, have the meanings so assigned to them therein. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Notes.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company, any Guarantor and any other obligor on the indenture securities.
          (b) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

     Section 13.02 Noteholder Communications. The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Trustee shall comply with the requirements of Trust Indenture Act Section 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 13.03 Notices.
          (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, (iii) when sent by facsimile transmission, with transmission confirmed or (iv) the next Business Day when sent by a recognized overnight courier. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
          Eastman Kodak Company
          343 State Street
          Rochester, NY 14650
          Attention: General Counsel
          Facsimile: (585) 724-9549
          and
          Attention: Treasurer
          Facsimile: (585) 724-5174
     if to the Trustee:
          The Bank of New York Mellon
          101 Barclay Street, 8W
          New York, NY 10286
          Attention: Corporate Trust Administration
          Telephone: (212) 815-4779
          Facsimile: (732) 667-9185
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when delivered to the Holder at its address as it appears on the Register or, as to any Global Note registered in the name of DTC or its nominee, in accordance with applicable DTC procedures. Copies of any notice or communication to a Holder, if given by the Company, will be delivered to the Trustee at the same time. Defect in delivery of a notice or communication to any particular Holder will not affect its sufficiency with respect to any other Holder.
          (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
          (d) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
     Section 13.04 Certificate and Opinion as to Conditions Precedent Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
     (1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
     Section 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.
     Section 13.06 Payment Date Other Than a Business Day. If any payment with respect to any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
     Section 13.07 Governing Law; Submission to Jurisdiction. This Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. To the extent permitted by law, the Trustee, the Company, the Guarantors, any other obligors in respect of the Notes and (by their acceptance of the Notes) the Holders agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.
     Section 13.08 No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
     Section 13.09 Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
     Section 13.10 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 13.11 Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 13.12 Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
     Section 13.13 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 13.14 Acts of Holders; Record Dates.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective irrevocably as to the Holder when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 13.14.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be conclusively established by the Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor on the Notes in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 13.14(e)(ii). If any record date is set pursuant to this clause, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to any applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this clause (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect, whether or not the Expiration Date, if any, with respect to a record date has previously passed), and nothing in this clause shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this clause, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.03.
          (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (w) any notice of Default, (x) any declaration of acceleration referred to in Section 6.02, (y) any request to institute proceedings referred to in Section 6.06(2), or (z) any direction referred to in Section 6.05, in each case with respect to Notes, and shall set an Expiration Date for such Acts. If any record date is set pursuant to this clause, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this clause shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this clause (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this clause shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this clause, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 13.03.
          (iii) With respect to any record date set pursuant to this Section 13.14, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee (whichever such party is not setting a record date pursuant to this Section 13.14(e)) in writing, and to each Holder in the manner set forth in Section 13.03, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
          (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount, provided however, that unless otherwise expressly stated in such Holder’s Act, any Act shall be deemed to have been given with respect to the entire principal amount of such Holders Note or Notes.
     Section 13.15 Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 13.16 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Manager

EASTMAN GELATINE CORPORATION
EASTMAN KODAK INTERNATIONAL
     CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER-PACIFIC MEDIA CORPORATION
PAKON, INC.
QUALEX INC.

By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

KODAK PHILIPPINES, LTD. NPEC INC.
By:	/s/ William G. Love
	Name:	William G. Love
Title Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Trustee and Second Lien Collateral Agent
By:	/s/ Thomas J. Provenzano
	Name:	Thomas J. Provenzano
	Title:	Vice President

EXHIBIT A
[FACE OF NOTE]
EASTMAN KODAK COMPANY
10.625% Senior Secured Note due March 15, 2019

No. ________________	[CUSIP/CINS] No.______

$____________
     EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _________________________, or its registered assigns, the principal sum of [ ] DOLLARS ($[ ]) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1, on March 15, 2019.

Interest Rate:	10.625% per annum

Interest Payment Dates:	September 15 and March 15 of each year commencing September 15, 2011

Regular Record Dates:	September 1 and March 1 of each year
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	To be included in any Global Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

EASTMAN KODAK COMPANY
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 10.625% Senior Secured Notes due March 15, 2019 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]
EASTMAN KODAK COMPANY
10.625% Senior Secured Note due March 15, 2019
1. Principal and Interest.
     The Company promises to pay the principal of this Note on March 15, 2019.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.625% per annum.
     Interest will be payable in cash semiannually in arrears (to the holders of record of the Notes at the close of business on the September 1 or March 1 immediately preceding the interest payment date) on each interest payment date, commencing September 15, 2011.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].2 Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal and, to the extent lawful, pay interest on overdue interest, at the rate otherwise applicable to the Notes. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indenture; Note Guaranty
     This is one of the Notes issued under an Indenture dated as of March 15, 2011 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust

[2]	For Additional Notes, may be the date of their original issue or the most recent interest payment date.

Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general obligations of the Company which are secured by the Security Agreements. The Indenture limits the original aggregate principal amount of the Notes to $250,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guarantied as set forth in the Indenture.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.
☐    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit I to the Indenture is being furnished herewith.
or
☐    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.
Date:

Seller
By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:3

By
To be executed by an executive officer

[3]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.09 or Section 4.12 of the Indenture, check the box: 9
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.09 or Section 4.12 of the Indenture, state the amount (in original principal amount in multiples of $1,000) below:
                         $___________________.
Date:____________
Your Signature:_______________________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:4 _____________________________

[4]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES5
The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Principal amount of
this Global Note
	Amount of decrease	Amount of increase	following such	Signature of
	in principal amount	in principal amount	decrease (or	authorized officer of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[5]	For Global Notes

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of __________, ____
among
EASTMAN KODAK COMPANY,
THE GUARANTORS PARTY HERETO
and
THE BANK OF NEW YORK MELLON,
as Trustee
10.625% Senior Secured Notes due March 15, 2019

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”), [INSERT EACH GUARANTOR EXECUTING THIS SUPPLEMENTAL INDENTURE AND ITS JURISDICTION OF INCORPORATION] (each an “Undersigned”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 15, 2011 (the “Indenture”), relating to the Company’s 10.625% Senior Secured Notes due March 15, 2019 (the “Notes”);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to Section 4.18 of the Indenture to cause (x) any newly acquired or created Wholly Owned Domestic Restricted Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) and (y) any Wholly Owned Domestic Restricted Subsidiary that had been, but ceases to be, an Excluded Subsidiary, to provide Note Guaranties.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

B-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EASTMAN KODAK COMPANY
By:
Name:
Title:

[GUARANTORS]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee and Second Lien Collateral Agent
By:
Name:
Title:

B-3

EXHIBIT C
RESTRICTED LEGEND
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
     (1) REPRESENTS THAT
     (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR
     (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN

C-1

ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E
OID LEGEND
THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE TREASURER OF EASTMAN KODAK COMPANY AT 343 STATE STREET, ROCHESTER, NEW YORK 14650, (FACSIMILE: (585) 724-5174)

E-1

EXHIBIT F
Rule 144A Certificate
                                        ,
The Bank of New York Mellon
101 Barclay Street, 8W
New York, New York, 10286
Attention: Corporation Trust Administration

Re:	EASTMAN KODAK COMPANY 10.625% Senior Secured Notes due March 15, 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) Dated as of March 15, 2011
Ladies and Gentlemen:
     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $ ___ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ ___ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                               , 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

F-1

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:

     Date:

F-2

EXHIBIT G
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership
The Bank of New York Mellon
101 Barclay Street, 8W
New York, New York, 10286
Attention: Corporation Trust Administration
[or Name of DTC Participant]

Re:	EASTMAN KODAK COMPANY 10.625% Senior Secured Notes due March 15, 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of March 15, 2011 relating to the Notes
Ladies and Gentlemen:
     We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
     We hereby certify as follows:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:

Date: _________________
[FORM II]
Certificate of Beneficial Ownership

To:	The Bank of New York Mellon 101 Barclay Street, 8W New York, New York, 10286 Attention: Corporation Trust Administration

Re:	EASTMAN KODAK COMPANY 10.625% Senior Secured Notes due March 15, 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of March 15, 2011 relating to the Notes
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary

Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully, [Name of DTC Participant]
By:
Name:
Title:
Address:

Date: _________________

     EXHIBIT H
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

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EXHIBIT I
Regulation S Certificate
                                        ,

To:	The Bank of New York Mellon 101 Barclay Street, 8W New York, New York, 10286 Attention: Corporation Trust Administration

Re:	EASTMAN KODAK COMPANY 10.625% Senior Secured Notes due March 15, 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of March 15, 2011 relating to the Notes
Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in,

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on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.
3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐ B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

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     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

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